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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ___________________



                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 22, 1996



Commission           Exact Name of Registrant as       I.R.S. Employer
File Number          Specified in its Charter          Identification No.
-----------          ------------------------          ------------------

1-11607              DTE Energy Company
                     (a Michigan corporation)          38-3217752
                     2000 2nd Avenue
                     Detroit, Michigan 48226-1279
                     313-235-4000



1-2198               The Detroit Edison Company
                     (a Michigan corporation)          38-0478650
                     2000 2nd Avenue
                     Detroit, Michigan 48226-1279
                     313-235-8000

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ITEM 5.  OTHER EVENTS.

         In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

         DTE Energy Company adopted SFAS No. 121 in the fourth quarter of 1995. As the result of continuing losses in the operation of The Detroit Edison Company's ("Detroit Edison") steam heating business, upon adoption of SFAS No. 121, Detroit Edison wrote off the remaining net book value of its steam heating plant assets. This resulted in a non-cash loss of $42 million ($32 million after-tax) or $0.22 per common share.

         Based on current market conditions, the steam heating operations continue to generate losses. Therefore, Detroit Edison will continue to review its steam heating operations to determine what actions, if any, may be necessary.

       Detroit Edison is a wholly-owned subsidiary of DTE Energy Company.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.


                                    DTE ENERGY COMPANY



                                    By:  /s/ Ronald W. Gresens
                                         ---------------------
                                           Ronald W. Gresens
                                           Vice President and Controller


                                    THE DETROIT EDISON COMPANY



                                    BY:  /s/ Ronald W. Gresens
                                         ---------------------
                                           Ronald W. Gresens
                                           Vice President and Controller


Date:  January 22, 1996